Exhibit 99.1

Open Text Reports Third Quarter Fiscal 2009 Financial Results

WATERLOO, ON, May 6, 2009 - Open Text™ Corporation (NASDAQ:OTEX) (TSX: OTC), a leading provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its third quarter, ending March 31, 2009. (1)

Total revenue for the third quarter was $192.0 million, up 7% compared to $178.8 million for the same period in the prior fiscal year. License revenue in the third quarter was $51.9 million, compared to $51.5 million for the same period in the prior fiscal year.

Adjusted net income for the third quarter was $31.4 million or $0.59 per share on a diluted basis, up 24% compared to $25.4 million or $0.48 per share on a diluted basis, for the same period in the prior fiscal year. Net income for the third quarter, in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), was $22.0 million or $0.41 per share on a diluted basis, compared to $7.3 million or $0.14 per share on a diluted basis, for the same period in the prior fiscal year. (3)

Total cash and cash equivalents, as of March 31, 2009 was $237.0 million, after deducting the net cash payment for Captaris of approximately $100.0 million. This compares to $254.9 million as of June 30, 2008. Accounts receivable as of March 31, 2009, totaled $111.7 million, compared to $134.4 million as of June 30, 2008 and Days Sales Outstanding (DSO) was 52 days at the end of the third quarter of Fiscal 2009, compared to 60 days at June 30, 2008.

Operating cash flow in the third quarter of fiscal 2009 was $72.9 million, up 46% compared to $49.8 million in the third quarter of the prior fiscal year and up 83% compared to $39.8 million in the previous quarter.

"Compliance based solutions continue to lead our sales initiatives, and we are experiencing renewed demand for the classic ECM solutions that improve business processes and efficiencies, to achieve rapid return-on-investment for our customers,” said John Shackleton, Chief Executive Officer of Open Text. “In the current economic environment we are focused on the bottom line and remain committed to meeting our profitability targets while generating strong cash flow from operations.”

Please see notes (2) and (3) below for a reconciliation of non-U.S. GAAP based financial measures used in this press release, to U.S. GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on May 6, 2009 at 5:00 p.m. ET to discuss the financial results of its third quarter ending March 31, 2009.

Date:	Wednesday, May 6, 2009
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-644-3415 800-733-7571 (Toll Free)

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning May 6, 2009 at 7:00 p.m. ET through 11:59 p.m. on May 20, 2009 and can be accessed by dialing 416-640-1917 and using pass code 21302245 followed by the number sign.

For more information or to listen to the call via Web cast, please use the following link:  http://www.opentext.com/events/wa-event.html?id=7573788

About Open Text
Open Text™ is the world's largest independent provider of Enterprise Content Management (ECM) software. The Company's solutions manage information for all types of business, compliance and industry requirements in the world's largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“Open Text” or “the Company”). Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i) the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; (viii) the demand for the Company’s product, the extent of deployment of the Company’s products in the ECM marketplace and delays in the purchasing decisions of its customers; (ix) risks related to the integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (x) fluctuations in currency exchange rates; and (xi) technical, logistical or planning issues in connection with the deployment of the Company’s products or services. More information about other risks and other potential factors that could affect the Company’s business and financial results are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 and Form 10-Q for the quarters ended September 30, 2008 and December 31, 2008. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1)
Based on comparison of historical revenue figures publicly disseminated by companies in the ECM sector. All dollar amounts in this press release are expressed in U.S. Dollars unless otherwise indicated.

(2)
In addition to these GAAP and adjusted results, the Company has provided financial information in the table below that adds-back maintenance revenue eliminated due to the impact of purchase accounting entries on deferred revenue and the impact of interest expense. Management believes that the furnishing of these adjustments provides a consistent basis for comparison between quarters and helps to more accurately reflect Open Text’s underlying operating results.

(in millions of US dollars except share data)	Three months ended March 31, 2009	Three months ended March 31, 2008
GAAP Revenue	$192.0	$178.8
Maintenance revenue adjustment for purchase accounting	0.5	-
Non-GAAP revenue	$192.5	$178.8

Adjusted Net Income	$31.4	$25.4
Maintenance revenue adjustment for purchase accounting	0.5	-
Net Interest Expense	2.4	6.7
Income tax effect	(0.9)	(2.0)
Non-GAAP net income	$33.4	$30.1

(3)	Use of U.S. Non-GAAP financial measures

In addition to reporting financial results in accordance with U.S. GAAP, the Company provides adjusted net income and adjusted earnings per share (EPS), which are non U.S. GAAP financial measures. The Company uses adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The Company believes the provision of these non U.S. GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses and is, therefore, a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates for period-to-period comparison of operating performance.

The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or EPS presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. These non U.S. GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non U.S. GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus, it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management attempts to compensate for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the U.S. GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Adjusted net income and adjusted EPS are calculated as net income and net income per share on a diluted basis, excluding, where applicable, the effect of amortization of acquired intangible assets, other income (expense), share-based compensation expense, and special charges (recoveries), all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges and is based on the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports and makes operating decisions. The term “non-operational charge” is defined by the Company as a charge that does not impact operating decisions taken by the Company’s management and excludes certain items, such as amortization of acquired intangibles, other income (expense), share-based compensation expense, special charges (recoveries), and the taxation impact of these items.

The following unaudited charts provide a reconciliation of U.S. GAAP based financial measures to non U.S. GAAP based financial measures referred to in this press release:

Reconciliation of (unaudited) U.S. GAAP based Net Income to Adjusted Net Income (in millions of U.S. dollars) for the three months ended March 31, 2009 and 2008:

	Three months ended March 31, 2009	Three months ended March 31, 2008
GAAP based “Net Income”	$22.0	$7.3
Special Charges/(recovery)	1.8	0.0
Amortization of intangibles	22.8	18.5
Other (Income)/Expense	(11.7)	6.8
Share-based compensation	1.4	1.1
Tax Impact of Above	(4.9)	(8.3)
Non-GAAP based “Adjusted Net Income”	$31.4	$25.4

Reconciliation of (unaudited) US GAAP based EPS to non-U.S. GAAP based EPS (calculated on a diluted basis) for the three months ended March 31, 2009 and 2008:

	Three months ended March 31, 2009	Three months ended March 31, 2008
GAAP based “Net Income”	$0.41	$0.14
Special Charges/(recovery)	0.03	0.00
Amortization of intangibles	0.43	0.35
Other (Income)/Expense	(0.22)	0.13
Share-based compensation	0.03	0.02
Tax Impact of Above	(0.09)	(0.16)
Non-GAAP based “Adjusted Net Income”	$0.59	$0.48

(4)	The following table provides a composition of our major currencies for revenue and expenses, expressed as a percentage, for the third quarter of Fiscal 2009:

Currencies	% of Revenue	% of Expenses*
EURO	27%	26%
GBP	9%	7%
CHF	6%	4%
CAD	6%	22%
USD	46%	35%
Others	6%	6%
Total	100%	100%

*
Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges.

For more information, please contact:

Paul McFeeters
Chief Financial Officer
Open Text Corporation
905-762-6121
pmcfeeters@opentext.com

Greg Secord
Vice President, Investor Relations
Open Text Corporation
519-888-7111 ext.2408
gsecord@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. Dollars, except share data)

	March 31,	June 30,
	2009	2008
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$237,048	$254,916
Accounts receivable trade, net of allowance for doubtful accounts of $3,784 as of March 31, 2009 and $3,974 as of June 30, 2008	111,731	134,396
Inventory	1,939	-
Income taxes recoverable	6,895	16,763
Prepaid expenses and other current assets	14,401	10,544
Deferred tax assets	16,838	13,455
Total current assets	388,852	430,074

Investments in marketable securities	6,656	-
Capital assets	39,202	43,582
Goodwill	564,018	564,648
Acquired intangible assets	354,743	281,824
Deferred tax assets	61,339	59,881
Other assets	11,245	10,491
Long-term income taxes recoverable	41,073	44,176
	$1,467,128	$1,434,676
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$116,372	$99,035
Current portion of long-term debt	3,407	3,486
Deferred revenues	193,676	176,967
Income taxes payable	1,705	13,499
Deferred tax liabilities	3,315	4,876
Total current liabilities	318,475	297,863
Long-term liabilities:
Accrued liabilities	19,984	20,513
Pension liability	15,790	-
Long-term debt	299,174	304,301
Deferred revenues	7,305	2,573
Long-term income taxes payable	51,472	54,681
Deferred tax liabilities	136,776	109,912
Total long-term liabilities	530,501	491,980
Minority interest	-	8,672
Shareholders’ equity:
Share capital
52,618,018 and 51,151,666 Common Shares issued and outstanding at March 31, 2009 and June 30, 2008, respectively; Authorized Common Shares: unlimited	456,278	438,471
Additional paid-in capital	50,991	39,330
Accumulated other comprehensive income	25,885	110,819
Retained earnings	84,998	47,541
Total shareholders’ equity	618,152	636,161
	$1,467,128	$1,434,676

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. Dollars, except per share data)
(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2009	2008	2009	2008
Revenues:
License	$51,919	$51,534	$166,845	$150,952
Customer support	101,949	91,606	300,816	268,524
Service and other	38,167	35,622	114,648	105,787
Total revenues	192,035	178,762	582,309	525,263
Cost of revenues:
License	4,496	3,093	12,670	11,296
Customer support	17,304	14,292	50,227	41,081
Service and other	30,288	28,856	89,898	86,552
Amortization of acquired technology-based intangible assets	11,625	10,440	34,171	30,900
Total cost of revenues	63,713	56,681	186,966	169,829
Gross profit	128,322	122,081	395,343	355,434
Operating expenses:
Research and development	28,809	27,990	87,335	78,120
Sales and marketing	44,426	41,307	138,605	121,466
General and administrative	17,937	18,268	54,604	52,233
Depreciation	3,229	2,909	8,847	9,645
Amortization of acquired customer-based intangible assets	11,176	8,077	29,529	23,006
Special charges (recoveries)	1,788	(14)	13,234	(122)
Total operating expenses	107,365	98,537	332,154	284,348
Income from operations	20,957	23,544	63,189	71,086
Other income (expense), net	11,655	(6,831)	(148)	(12,341)
Interest expense, net	(2,431)	(6,684)	(10,772)	(22,123)
Income before income taxes	30,181	10,029	52,269	36,622
Provision for income taxes	8,146	2,594	14,761	10,448
Net income before minority interest	22,035	7,435	37,508	26,174
Minority interest	-	168	51	422
Net income for the period	$22,035	$7,267	$37,457	$25,752
Net income per share—basic	$0.42	$0.14	$0.72	$0.51
Net income per share—diluted	$0.41	$0.14	$0.71	$0.49

Weighted average number of Common Shares outstanding—basic	52,312	50,979	51,825	50,666

Weighted average number of Common Shares outstanding— diluted	53,441	52,789	53,122	52,424

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. Dollars)
(Unaudited)
	Three months ended March 31,		Nine months ended March 31,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income for the period	$22,035	$7,267	$37,457	$25,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,030	21,426	72,547	63,551
In-process research and development	—	—	121	500
Share-based compensation expense	1,424	1,077	3,957	2,795
Employee long-term incentive plan	(409)	733	2,396	1,490
Excess tax benefits from share-based compensation	(1,729)	(101)	(8,382)	(867)
Undistributed earnings related to minority interest	—	168	51	422
Pension accruals	218	—	1,124	—
Amortization of debt issuance costs	281	293	831	1,004
Unrealized (gain) loss on financial instruments	(941)	2,728	(134)	5,579
Loss on sale and write down of capital assets	84	—	353	—
Deferred taxes	(7,492)	(506)	(3,577)	(4,619)
Changes in operating assets and liabilities:
Accounts receivable	15,107	(14,597)	47,897	(7,018)
Inventory	289	—	(320)	—
Prepaid expenses and other current assets	(2,564)	(1,811)	(3,425)	(2,008)
Income taxes	3,187	(2,662)	9,656	5,892
Accounts payable and accrued liabilities	(5,080)	(9,321)	(21,177)	(7,849)
Deferred revenue	24,309	44,938	(1,304)	36,055
Other assets	(1,862)	176	(528)	686
Net cash provided by operating activities	72,887	49,808	137,543	121,365

Cash flows from investing activities:
Net (acquisitions)/disposals of capital assets	(4,214)	(2,028)	(6,308)	(5,414)
Purchase of a division of Spicer Corporation	(601)	—	(11,437)	—
Purchase of eMotion LLC, net of cash acquired	—	—	(3,635)	—
Purchase of Captaris Inc., net of cash acquired	—	—	(101,033)	—
Additional purchase consideration for prior period acquisitions	—	(12)	(4,612)	(451)
Purchase of an asset group constituting a business	—	—	—	(2,209)
Investments in marketable securities	(5,322)	—	(8,930)	—
Acquisition related costs	(4,824)	(3,065)	(12,578)	(14,907)
Net cash used in investment activities	(14,961)	(5,105)	(148,533)	(22,981)

Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	1,729	101	8,382	867
Proceeds from issuance of Common Shares	11,635	2,198	17,674	11,415
Repayment of long-term debt	(849)	(869)	(2,570)	(62,746)
Debt issuance costs	—	—	—	(349)
Net cash provided by (used in) financing activities	12,515	1,430	23,486	(50,813)
Foreign exchange gain (loss) on cash held in foreign currencies	(6,263)	9,920	(30,364)	18,212
Increase (decrease) in cash and cash equivalents during the period	64,178	56,053	(17,868)	65,783
Cash and cash equivalents at beginning of the period	172,870	159,709	254,916	149,979
Cash and cash equivalents at end of the period	$237,048	$215,762	$237,048	$215,762